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                                                                    Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT

   We consent to the incorporation by reference in Registration Statement Nos. 333-91639, 333-91631, and 333-91623 of Expedia, Inc. on Form S-8 of our report dated July 28, 2000 appearing in this Annual Report on Form 10-K of Expedia, Inc. and subsidiaries for the year ended June 30, 2000.

/s/ Deloitte & Touche LLP

Seattle, Washington
September 28, 2000